UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Prologis, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS

The following press release, dated April 10, 2020, and Notice of Change of Location, dated April 10, 2020, each relate to the definitive proxy statement (“proxy statement”) of Prologis, Inc. (the “company”), dated March 20, 2020, furnished to stockholders of the company in connection with the solicitation of proxies by the board of directors of the company for use at the annual meeting of stockholders to be held on April 29, 2020 at 1:30 p.m. Pacific time.

This supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the 2020 annual meeting and is being made available to stockholders on or about April 10, 2020.

This supplement should be read in conjunction with the proxy statement.

For Immediate Release

Prologis to Host Virtual 2020 Stockholders Meeting April 29

SAN FRANCISCO (April 10, 2020) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, will host its annual stockholders meeting on Wednesday, April 29, 2020, at 1:30 p.m. PT/4:30 p.m. ET in virtual meeting format only.

The meeting will be open to all Prologis stockholders of record as of March 6, 2020.

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and stockholders, the location of the Annual Meeting of Stockholders of Prologis, Inc. (the “Company”) will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you may participate in the Annual Meeting if you were a stockholder as of the close of business on March 6, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/pld2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

A replay will be posted when available in the Investor Relations "Events & Presentations" section at www.prologis.com.

About Prologis

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2019, and inclusive of the IPT acquisition on January 8, 2020, and the LPT acquisition on February 4, 2020, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 964 million square feet (90 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,500 customers principally across two major categories: business-to-business and retail/online fulfillment.

Forward-Looking Statements

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amend based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures—forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risk related to the current coronavirus pandemic, and (xi) those additional factors discussed in reports led with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

INVESTORS: Tracy Ward, Tel: +1 (415) 733 9565, tward@prologis.com, San Francisco

MEDIA: Melissa Sachs, Tel: +1 (415) 733-9597, msachs@prologis.com, San Francisco

NOTICE OF CHANGE OF LOCATION
OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 29, 2020

To our stockholders,

Following the recommendations to limit large group gatherings by public health officials and the Executive Orders issued by the Governor of the State of California and to support the health and well-being of our partners and stockholders due to the emerging public health impact of the coronavirus outbreak (COVID-19), NOTICE IS HEREBY GIVEN that the location of the 2020 annual meeting of stockholders (the “Annual Meeting”) of the company has been changed from in-person to virtual meeting format only. You will not be able to attend the Annual Meeting in person. The Annual Meeting will continue to be held on April 29, 2020 at 1:30 p.m. Pacific time.

As described in the proxy materials for the Annual Meeting previously distributed, you may participate in the Annual Meeting if you were a stockholder as of the close of business on March 6, 2020, the record date, or hold a “legal proxy” for the meeting from the broker, bank, trustee or nominee that holds your shares.

The Annual Meeting will be held at www.virtualshareholdermeeting.com/pld2020. Online registration will begin 15 minutes before the meeting. To attend and vote at the Annual Meeting, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Stockholders will have the opportunity to submit questions during the virtual meeting in accordance with the procedures on the meeting website. Technical assistance will be available for those attending the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

On behalf of the Board of Directors,

EDWARD S. NEKRITZ Chief Legal Officer, General Counsel and Secretary

April 10, 2020

The Annual Meeting will be held on April 29, 2020 at 1:30 p.m. Pacific time at
www.virtualshareholdermeeting.com/pld2020. The proxy materials are available at www.proxyvote.com or
http://ir.prologis.com/annuals.cfm.